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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 8, 2004, relating to the financial statements and financial highlights appearing in the January 31, 2004 Annual Report to Shareholders of Vanguard REIT Index Fund, and to the incorporation by reference of our reports dated March 8, 2004 relating to the financial statements and financial highlights appearing in the January 31, 2004 Annual Reports to Shareholders of Vanguard Energy Fund, Vanguard Precious Metals Fund and Vanguard Dividend Growth Fund and of our report dated March 1, 2004, relating to the financial statements and financial highlights appearing in the January 31, 2004 Annual Report to Shareholders of Vanguard Health Care Fund, which report are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered Public Accounting Firm" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Philadelphia, PA

September 17, 2004